EXHIBIT 10.24

                             CONSULTING AGREEMENT


             CONSULTING AGREEMENT, dated as of January 1, 1996, by and between DEL ELECTRONICS CORP., a New York corporation with offices at 1 Commerce Park, Valhalla, New York 10595 (hereinafter referred to as the "Company") and STANLEY WUNDERLICH, an individual with offices located at 8 The Hemlocks, Roslyn Estates, New York 11576 (hereinafter referred to as the "Consultant").

             In consideration of the mutual premises, covenants and agreements hereunder and for such additional valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

             1. Term. The Company hereby engages the Consultant and the Consultant hereby accepts such engagement, for a term commencing as of the date hereof and ending on December 31, 1997 (the "Term"). At any time during the first sixty (60) days of the Term, either party may elect to terminate this Agreement without cause by delivery of a written notice to the other party. Such termination shall be effective ten (10) days following the date of such written notice.

             2. Duties. The Company hereby retains the services of the Consultant to provide and furnish consulting services to the Company with respect to certain financial and public relations matters. Consultant's services hereunder shall be such as shall be reasonably requested by the Company from time to time, and shall include, but shall not be limited to, the following services:

                         (a) Assisting the Company's public relations efforts;

                         (b) Arranging, on behalf of the Company, meetings with
securities analysts of investment banking firms;

                         (c) Arranging, on behalf of the Company, meetings
with money managers on a global basis;

                         (d) Furnishing advice to the Company with regard to
corporate finance matters;

                         (e) Assisting in the drafting and release of press
releases and other public relations material; and

                         (f) Furnishing advice to the Company in connection
with the acquisition of other companies.

                   The Consultant shall devote a portion of his business time and effort to the performance of his duties hereunder consistent with the needs of the Company. At the request of the Company, Consultant shall from time to time attend meetings at the Company's or its subsidiaries' headquarters.

             3. Compensation.

                3.1. Consulting Fee. In consideration for the consulting senvices to be provided by Consultant, the Company shall pay to the Consultant a consulting fee (the "Consulting Fee") in the amount of Two Thousand Six Hundred Twenty-Five ($2,625) Dollars per month during the Term, unless this Agreement is earlier terminated pursuant to the terms hereof.


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                3.2. Independent Contractor. Consultant and the Company agree that Consultant is an independent contractor and that he shall be responsible for, and indemnify and hold harmless the Company against, all Federal, state and local taxes required to be paid by him with respect to the Consulting Fee under all applicable laws and regulations.

                3.3. Authority of Consultant.

                     (a) The Consultant shall have no authority to bind or commit the Company to agreements of any kind (except as expressly agreed in writing), nor shall the Consultant have any authority or power to incur any debt, obligation or liability or to enter into any contract or commitment on the Company's behalf. The Consultant shall be considered an independent contractor and not a servant, employee or agent of the Company.

                     (b) It is expressly understood that any person or

entity engaged by the Consultant to assist him in providing services hereunder is at the Consultant's own risk, expense and supervision and that any such person or entity has no claim against the Company for salaries, commissions or other items of cost, and the Consultant warrants that any such person or entity shall be subordinate to the Consultant and by and under him.

                3.4. Expenses. The Company shall pay or reimburse the Consultant for all reasonable, properly documented out-of-pocket expenses actually incurred or paid by the Consultant during the Term in the performance of the Consultant's duties under this Agreement. Consultant and the Company acknowledge that such out-of-pocket expenses should not exceed a maximum of Three Hundred


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($300) Dollars per month, unless the Company approves such additional expenses in advance.

                3.5. Benefits. Consultant shall not be permitted to participate in any group life, hospitalization or disability insurance plans, health programs or similar benefit plans of the Company.

                3.6. Disclosure of Confidential Information.

                     (a) Disclosure. Consultant recognizes that he will have access to secret and confidential information regarding the Company and its affiliates, and their products, know-how, customers and plans. Consultant acknowledges that such information is of great value to the Company and its affiliates, is the sole property of the Company and its affiliates, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Consultant will not, at any time during or after the Term, reveal, divulge or make known to any person, any information acquired by Consultant during the Term, which is treated as confidential by the Company or its affiliates and not otherwise in the public domain.

                     (b) Survival. The provisions of this Section 3.6 shall survive the expiration or termination of the Term.

             4. Miscellaneous.

                4.1. Injunctive Relief. Consultant acknowledges that the services to be rendered under the provisions of this Agreement are of a special, unique and extraordinary character and that it would be difficult or impossible to replace such services. Accordingly, Consultant agrees that any breach or threatened breach by him of Section 3.6 of this Agreement shall entitle the Company, in addition

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to all other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by Consultant hereinabove shall be construed as separable and divisible from every other restriction, that the unenforceability of any restriction shall not limit the enforceability, in whole or in part, of any other restriction, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. In the event that any restriction in this Agreement is more restrictive than permitted by law in the jurisdiction in which the Company seeks enforcement thereof, such restriction shall be limited to the extent permitted by law.

                4.2. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, special overnight delivery or sent by certified, registered or express mail, postage prepaid.

                4.3. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                4.4. Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.


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                4.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

                4.6. Assignment. This Agreement, and the Consultant's rights and obligations hereunder, may not be assigned by the Consultant other than as expressly provided herein; any purported assignment by the Consultant in violation hereof shall be null and void.

                4.7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors and legal representatives.

                4.8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.


                4.9. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  DEL ELECTRONICS CORP.


                                  By: /s/ Leonard A. Trugman
                                      ----------------------
                                      Leonard A. Trugman


                                  /s/ Stanley Wunderlich
                                  ----------------------
                                  Stanley Wunderlich



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